Exhibit 23.3

             [LETTERHEAD OF PERREAULT, WOLMAN, GRZYWACZ & CIE/CO.]

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the use in this Registration Statement on Form SB-2 of our report dated August 31, 2001, related to the financial statements of Prodijeux, Inc. and to the reference to our firm under the caption "experts" in the Prospectus.


                                        /s/ Perreault, Wolman, Grzywacz & Co.

                                            Chartered Accountants

Montreal, Quebec

April 5, 2002